Exhibit 10.14

FOURTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING AND 401(K) PLAN

(As Amended and Restated Effective January 1, 2001)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing and 401(k) Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended effective January 1, 2003, in the following particulars:

1. By substituting the following sentence for the second sentence of Section 2.01 of the Plan:

“Each Employee of Sky Insurance shall participate in the Plan on or after January 1, 2003, solely in accordance with Section 2.04.”

2. By substituting the following for Section 2.04 of the Plan:

“2.04 Eligibility for Employees of Sky Insurance. Effective January 1, 2003, each Employee of Celaris Group, Inc., Value Added Benefits, Ltd. and Picton Cavanaugh, and their successors, including Sky Insurance, will become a Participant according to the following:

(a) Each Employee shall be eligible to make Compensation Deferral Contributions provided for under Section 3.02 hereof and to receive Employer Matching Contributions provided for under Section 3.03 beginning with the first day the Employee completes an Hour of Service, or on the first Entry Date thereafter, if the Employee meets both of the following requirements:

(i) the Employee has attained age 18 years; and

(ii) the Employee is not a member of a collective bargaining unit unless the collective bargaining agreement between the Employer and the union provides for participation in this Plan.

(b) No Employee shall be eligible to receive Profit Sharing Contributions provided for under Section 3.04 of the Plan, unless the Employee’s employment agreement explicitly provides for such contributions.”

3. By deleting clause (iii) of Section 4.02 of the Plan.

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I, Thomas A. Sciorilli, on behalf of the Sky Financial Group, Inc. Benefit Plans Committee, hereby certify that the foregoing is a correct copy of a resolution duly adopted by the Committee on November 13, 2002 and that the resolution has not been changed or repealed.

SKYFINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
A Member of the Committee